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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Amendment No. 2 of Isolagen, Inc. on Registration Statement No. 333-122440 on Form S-3 of our report dated February 17, 2004 appearing in the Annual Report on Form 10-K of Isolagen, Inc. for the year ended December 31, 2004. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ Pannell Kerr Forster of Texas, P.C.

Pannell Kerr Forster of Texas, P.C.
Houston, Texas

May 2, 2005

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  EXHIBIT 23.2